UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2025

IonQ, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-39694	85-2992192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4505 Campus Drive College Park, Maryland	20740
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301 298-7997

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 per share	IONQ	New York Stock Exchange
Warrants, each exercisable for one share of common stock for $11.50 per share	IONQ WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 7, 2025, IonQ, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC as the sole underwriter, providing for the offer and sale of (i) 14,165,708 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a price to the public of $55.4900 per share, (ii) 3,855,557 pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 3,855,557 shares of Common Stock at a price to the public of $55.4900 less the Pre-Funded Warrant Exercise Price (as defined below) and (iii) 36,042,530 warrants (the “Series A Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) to purchase 36,042,530 shares of Common Stock at no additional consideration.

The Series A Warrants are being issued pursuant to a Warrant Agreement, dated July 9, 2025 (the “Series A Warrant Agreement”), between the Company and Continental Stock Transfer & Trust Company, as warrant agent. The Pre-Funded Warrants are being issued pursuant to a Pre-Funded Warrant Agreement, dated July 9, 2025 (the “Pre-Funded Warrant Agreement” and together with the Series A Warrant Agreement, the “Warrant Agreements”), between the Company and Continental Stock Transfer & Trust Company, as warrant agent.

The Warrants are exercisable immediately upon issuance and from time to time thereafter through and including the seven-year anniversary of the initial issuance date (the “Expiration Date”). Each Pre-Funded Warrant is exercisable at an exercise price of $0.0001 per share (the “Pre-Funded Warrant Exercise Price”), and each Series A Warrant is exercisable at an exercise price of $99.88 per share (the “Series A Warrant Exercise Price”).

The Series A Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of the Series A Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the shares of Common Stock, as well as upon any distribution of assets, including cash, stock or other property, to holders of the Common Stock.

The Pre-Funded Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of the Pre-funded Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the shares of Common Stock, provided that the Pre-Funded Warrant Exercise Price will not be adjusted below the par value per share of the Common Stock. The holders of Pre-Funded Warrants have the right to participate on an as-exercised basis in certain distributions to the holders of Common Stock.

A holder will not have the right to exercise any portion of the Warrants if the holder (together with its Attribution Parties (as defined therein)) would beneficially own in excess of 4.99% (which amount may be increased (not in excess of 9.99%) or decreased by the holder from time to time pursuant to and in accordance with the Warrant Agreements) of the total number of issued and outstanding shares of Common Stock immediately after giving effect to such exercise.

Under the Series A Warrant Agreement, upon consummation of each Fundamental Transaction (as defined in the Series A Warrant Agreement), the holder would be entitled to receive shares of common stock (or its equivalent) of the Successor Entity (as defined in the Series A Warrant Agreement) or such other securities, cash, assets or other property, as applicable, which the holder would have been entitled to receive upon the happening of such Fundamental Transaction had a Series A Warrant been exercised immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of a Series A Warrant), as adjusted in accordance with the provisions of the Series A Warrant Agreement. Notwithstanding the foregoing, at the request of a holder, the Series A Warrant Agreement provides that the Company or the Successor Entity (as the case may be) shall purchase the Series A Warrants from the holder on the date of such request by paying to the holder cash in an amount equal to the Black Scholes Value (as defined in the Series A Warrant Agreement), provided that, no such payment shall be required prior to consummation of the applicable Fundamental Transaction.

Under the Pre-Funded Warrant Agreement, upon consummation of each Fundamental Transaction (as defined in the Pre-Funded Warrant Agreement), the holder would be entitled to receive shares of common stock (or its equivalent) of the Successor Entity (as defined in the Pre-Funded Warrant Agreement) or such other securities, cash, assets or other property, as applicable, which the holder would have been entitled to receive upon the happening of such Fundamental Transaction had a Pre-Funded Warrant been exercised immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of a Pre-Funded Warrant), as adjusted in accordance with the provisions of the Pre-Funded Warrant Agreement.

Except as may otherwise be provided in a Warrant Agreement, the holder of a Warrant, solely in its capacity as holder of a Warrant, does not have the rights of a holder of shares of Common Stock, including any voting rights, prior to the issuance to the holder of the warrant shares which it is then entitled to receive upon the due exercise of a Warrant.

The closing of the offering is expected to occur on July 9, 2025.

The foregoing descriptions of the Underwriting Agreement, the Warrants and the Warrant Agreements are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Series A Warrant Agreement, the Form of Series A Warrant, the Pre-Funded Warrant Agreement and the Form of Pre-Funded Warrant, copies of which are filed as Exhibits 1.1, 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP relating to the validity of the securities issued in the offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

1.1	Underwriting Agreement, dated July 7, 2025, by and among the Company and J.P. Morgan Securities LLC, as the sole underwriter.

4.1	Series A Warrant Agreement, dated as of July 9, 2025, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent.

4.2	Form of Series A Warrant (included in Exhibit 4.1 hereto).

4.3	Pre-Funded Warrant Agreement, dated as of July 9, 2025, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent.

4.4	Form of Pre-Funded Warrant (included in Exhibit 4.3 hereto).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IONQ, INC.

By:	/s/ Stacey Giamalis
	Name:	Stacey Giamalis
	Title:	Chief Legal Officer and Corporate Secretary

Date: July 9, 2025